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                                                               EXHIBIT 23.1



                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Cornerstone Imaging, Inc., on Form S-8 of our report dated January 31, 1997 (except Note 13 as to which the date is February 14, 1997) on our audit of the financial statements of Cornerstone Imaging, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, appearing in the 1996 Annual Report on Form 10K.




/s/ COOPERS & LYBRAND L.L.P.

San Jose, California
October 30, 1997